EXHIBIT 10.157

VYTERIS, INC.

COMPENSATION COMMITTEE CHARTER

Purpose

The purpose of the Compensation Committee are to: (i) discharge the responsibilities of the Board relating to compensation of the CEO and other reportable officers (defined in the same manner as "officer" in rule 16a-1(f) of the Securities Exchange Act of 1934, as amended); (ii) produce annually the Compensation Committee report on Executive Compensation for inclusion in the Corporation's proxy statement; (iii) ensure that the Corporation's compensation plans for the CEO and other reportable officers are competitive and support the Corporation's overall business strategy; (iv) review, evaluate and approve the director and reportable officer Compensation Plans; (v) review and discuss with management the ""CD&A," compensation, discussion and analysis to be included in the Company's annual proxy statement; and (vi) to monitor the Company’s overall compensation policies and employment benefit plans.

Membership of the Compensation Committee

The Compensation Committee:

•	shall consist of not less than three members of the Board, the exact number to be established by the board of directors from time to time;

•
shall consist of individuals who are persons other than an executive officer or employee of the company and for each of whom the Company’s board of directors affirmatively determines that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and otherwise meet the definition of “independent director” set forth in Section 121A of the AMEX Company Guide. ; and

•	shall consist solely of members who are appointed by, and who may be removed by, the Board.

Meetings of the Compensation Committee

The Compensation Committee shall meet as often as necessary to carry out its responsibilities, but not less than once each year.  At the discretion of the chairperson of the Compensation Committee, but at least once each year for all or a portion of a meeting, the members of the Compensation Committee shall meet in executive session, without any members of management present. The chief executive officer may not be present during voting by or deliberations of the Committee.

Duties and Responsibilities

The Committee's duties and responsibilities shall be:

1.
To review and approve on an annual basis the performance goals and objectives for the CEO, and to annually review the CEO's performance against goals and objectives for the purpose of evaluating compensation. Based on these performance evaluations and a review of competitive compensation levels, the Committee will set the CEO's base salary, bonus, and equity compensation levels;

2.	To review and approve competitive compensation levels, and specific recommendations for base salary, annual bonus, and equity compensation for the other reportable officers;
3.	To select a peer group of companies against which to benchmark the Company's compensation policies and practices for the CEO and other reportable officers;
4.	To regularly review and evaluate the compensation programs for Board and Committee members, and as appropriate, recommend changes to the Board;
5.	To administer and review the Company's incentive compensation and equity award programs and recommend to the Board changes to such plans or development of new plans;
6.	To approve and amendments and terminations to compensation and equity award programs and awards (other than those which occur by the terms of the program or are set forth in employment agreements);
7.	To review and approve the annual stock option pool under the Company's equity compensation plans;
8.	To review and approve employment contracts for the CEO , CFO, COO and other reportable officers;
9.	To review and approve the Company's annual corporate goals; assessment of achievement and approve bonus payouts for the CEO and reportable officers;
10.	To maintain written minutes of its meetings that will be kept and reviewed similarly to the minutes of the meetings of the Board of Directors;
11.	To make regular reports on Committee activities to the Board of Directors; and
12.	To periodically review and re-access the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

Additional Authority of the Compensation Committee

The Compensation Committee shall have the authority, in its discretion, to retain outside counsel and other advisors.